UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 16, 2019

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469.549.2000
Registrant’s Telephone Number, Including Area Code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2019, the stockholders of Mr. Cooper Group Inc. (the “Company”) approved the Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan (the “Incentive Plan”) which had previously been approved by the Company’s Board of Directors, subject to stockholder approval.  A summary description of the Incentive Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 11, 2019, under the caption “Proposal 4: Approval of the 2019 Omnibus Incentive Plan” and is incorporated herein by reference.  The summary description of the Incentive Plan contained in the Company’s 2019 Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, which is included as Exhibit 10.1. Additionally, the Company’s Board of Directors approved forms of Restricted Stock Unit Grant Notices and Award Agreements for employees and non-employee directors for use by the Company in connection with awards of restricted stock units under the Incentive Plan. The forms are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Results with respect to proposals submitted at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Stockholders elected eight directors to serve a term expiring at the Company’s annual meeting of stockholders to be held in 2020.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jay Bray	70,208,223	2,789,107	89,901	13,161,060
Busy Burr	68,706,080	2,000,945	2,380,206	13,161,060
Robert Gidel	65,821,560	4,879,365	2,386,306	13,161,060
Roy Guthrie	68,690,119	2,012,350	2,384,762	13,161,060
Christopher Harrington	68,668,752	2,033,054	2,385,425	13,161,060
Michael Malone	68,634,329	2,068,028	2,384,874	13,161,060
Tagar Olson	58,672,517	12,033,391	2,381,323	13,161,060
Steven Scheiwe	68,583,786	2,116,846	2,386,599	13,161,060

Proposal 2: Advisory vote to approve named executive officer compensation

Stockholders approved on a non-binding advisory basis the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,778,540	28,993,713	2,314,978	13,161,060

Proposal 3: Advisory vote on the frequency to hold an advisory vote on executive compensation

The frequency of voting every year on executive compensation was approved on a non-binding advisory basis.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
53,224,225	402,443	17,098,088	2,362,475	13,161,060
As a result of the stockholder advisory vote and other factors, the Company will hold future non-binding advisory votes on executive compensation every year until the next advisory vote on the frequency of stockholder votes on executive compensation.
Proposal 4: Approve the 2019 Omnibus Incentive Plan

Stockholders approved the 2019 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,100,194	30,656,903	2,330,134	13,161,060

Proposal 5: Ratification of Appointment of Ernst & Young LLP

Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes For	Votes Against	Abstentions
82,923,500	830,421	2,494,370

Proposal 6: Ratification of an amendment to our Bylaws to designate Delaware as the exclusive forum for the adjudication of certain disputes
Stockholders ratified an amendment to the Company’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain disputes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,153,212	14,515,608	2,418,411	13,161,060

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Mr. Cooper Group Inc. 2019 Omnibus Incentive Plan

10.2	Form of Grant Notice and Restricted Stock Unit Award Agreement-Employees

10.3	Form of Grant Notice and Restricted Stock Unit Award Agreement-Non-Employee Directors

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: May 16, 2019	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Vice Chairman & Chief Financial Officer